UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd., 4th Floor Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Randall A. Stafford, our Senior Vice President and General Counsel, Corporate Secretary entered into an agreement (the “Separation Agreement”) with Bristow Group Inc. (the “Company”), pursuant to which Mr. Stafford’s employment with the Company and all of its subsidiaries and affiliates will terminate effective June 30, 2012 (the “Termination Date”). Pursuant to the Separation Agreement, Mr. Stafford will receive a lump sum payment of $1,368,002 as compensation in lieu of amounts otherwise due to Mr. Stafford under his Employment Agreement (as that term is defined in the Separation Agreement) for termination without cause and as payment for certain performance cash awards previously awarded under the Company’s incentive plans, which will vest on the Termination Date. In addition, Mr. Stafford’s unvested stock options and restricted stock grants awarded in 2010 and 2011 will vest on the Termination Date. Mr. Stafford’s stock options will be exercisable for 180 days following the termination of the Consulting Agreement referred to below. Mr. Stafford’s options and restricted grants and performance cash awards granted in 2012 will be forfeited. The Company also agreed to make a pro rata 401K plan contribution for the time Mr. Stafford was employed by the Company during the current plan year through the Termination Date. The Company will transfer to Mr. Stafford a $500,000 term life insurance policy with premiums through the Termination Date and will reimburse Mr. Stafford and his beneficiaries for COBRA insurance coverage for up to 18 months following the Termination Date. The Separation Agreement contains confidentiality, non-competition, non-solicitation and a release and waiver, including non-disparagement provisions.

In connection with the Separation Agreement, Mr. Stafford and the Company also entered into a consulting agreement pursuant to which Mr. Stafford has agreed to provide transition services to the Company until August 31, 2012 in order to assist the Company in transitioning its new general counsel. Mr. Stafford is entitled to $1,250 per day for his services during the term of the Consulting Agreement and is eligible, at the Company’s sole discretion, to earn an additional performance cash award in the amount of $220,448 for services rendered under the Consulting Agreement. The Consulting Agreement may be terminated by the Company at any time.

The foregoing description of the Separation Agreement is not complete and is qualified by reference to the Separation Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release, between Bristow Group Inc. and Randall A. Stafford, dated June 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2012

BRISTOW GROUP INC. (Registrant)

By:	/s/ William E. Chiles
William E. Chiles
President, Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release, between Bristow Group Inc. and Randall A. Stafford, dated June 25, 2012.